Holt's Cigar Holdings, Inc.
                   Supplemental Pro Forma Net Income Per Share


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


                                     Year Ended                Three Months                   Three Months
                                   March 31, 1997          Ended June 30, 1996            Ended June 30, 1997
                                   --------------          -------------------            -------------------


Pro forma net income                 $1,701,906               $  262,860                      $  820,358
                                     ----------               ----------                      ----------

Reversal of interest
expense, net of tax, on
assumed payment of debt as
of beginning of period                   44,000                   11,000                           4,400

Supplemental pro forma
net income                           $1,745,906               $  273,860                      $  824,758
                                     ----------               ----------                      ----------

Weighted average shares
outstanding                           4,020,000                4,020,000                       4,020,000

Equivalent shares necessary
to fund distributions to
shareholders in excess of
earnings                                144,356                  144,356                         144,356

Equivalent shares necessary
to fund payment of debt                  34,119                   37,833                          32,240
                                     ----------               ----------                      ----------
Supplemental pro forma weighted
average shares outstanding            4,198,475                4,202,189                       4,196,596
                                     ----------               ----------                      ----------

Supplemental pro forma
net income per share                 $     0.42               $     0.07                      $     0.20
                                     ==========               ==========                      ==========
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